EXHIBIT 21.1

List of Subsidiaries or Other Related Entities of the Company

Name                                Where Incorporated
Cheniere Creole Trail Pipeline, L.P.                     Delaware
Cheniere Energy Investments, LLC                     Delaware
Cheniere Midstream Services, LLC                     Delaware
Cheniere NGL Pipeline, LLC                     Delaware
Cheniere Pipeline GP Interests, LLC                     Delaware
Sabine Pass Liquefaction Expansion, LLC                 Delaware
Sabine Pass Liquefaction, LLC                     Delaware
Sabine Pass LNG-GP, LLC                         Delaware
Sabine Pass LNG-LP, LLC                         Delaware
Sabine Pass LNG, L.P.                         Delaware
Sabine Pass Tug Services, LLC                     Delaware